EXHIBIT NO. 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-8 of our report dated February 9, 1999, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1998.





/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
October 25, 1999